Exhibit 10.2

TERM CREDIT AGREEMENT	Boxes not checked are inapplicabvle.
(Business Loans)

The Middleton Doll Company

(Name of Customer)

The above named customer (“Customer,” whether one or more) agrees with Town Bank 850 W. North Shore Drive, Hartland, WI 53029 (“Lender”) as follows:

        1.    Term Loan. (Check (a) or (b); only one shall apply)

        (a)    Single Note; Multiple Advances. |_| If checked here, Customer requests that Lender lend to Customer from time to time such amounts as Customer may request, in accordance with this Agreement (the “Loan”), and subject to the terms of this Agreement, Lender agrees to lend such amounts up to the aggregate amount advanced of $n/a (the “Credit Limit”) in one or more advances before n/a . Customer’s obligation to repay the Loan shall be evidenced by a promissory note (the “Note”) in substantially the form of Exhibit A attached to this Agreement with blanks appropriately filled in and payable to the order of Lender; provided that Customer shall only be obligated to pay amounts which Lender has advanced. Amounts advanced to Customer and repaid to Lender may not be reborrowed by Customer under this Agreement.

        (b)    Multiple Notes; Multiple Advances. |X| If checked here, and in consideration of extensions of credit from Lender to Customer from time to time, Lender and Customer agree that sections 4 through 19 of this Agreement shall apply to each such extension of credit unless evidenced by a document which states it is not subject to this Agreement. The term “Loan” includes all such extensions of credit. The term “Note” includes each promissory note evidencing Customer’s obligation to repay an extension of Credit. This Agreement does not constitute a commitment by Lender to make such extensions of credit to Customer.

        2.    Loan Procedures. Customer may obtain advances of the Loan under this Agreement by giving Lender at least ___________ business days’ prior notice of any advance requested, specifying the date and amount of the advance. Lender will make the funds available to Customer |_| by crediting the amount of the advance to Customer’s account (Account No. ______________) with Lender |_| by _________________________________. Each advance which is less than the remaining amount available to Customer under this Agreement shall be in an amount of no less than $_____________. |_| Lender’s obligation to make each advance is subject to the further condition that Lender shall have received a certificate signed by Customer, dated the date of the request for the advance and stating that the representations and warranties in section 4 are true and correct as of the date of the request and that no event of default has occurred and is continuing or would result from such advance.

        3.    Conditions to Loan. Lender’s obligation to make the initial advance of the Loan is subject to the satisfaction of the following conditions:

        (a)     Lender shall have received the Note duly executed by Customer.

        (b)     |X| Lender shall have received the following security documents and the additional security documents described on Exhibit B, if any (the “Security Documents”), duly executed, all accompanied by the appropriate financing statements: ______________________________________________________________________
____________________________________________________________________________________________________________

        (c)     Lender shall have received copies:

|X|	certified by the Secretary of Customer of the articles of incorporation and bylaws of Customer, and resolutions to the Board of Directors of Customer authorizing the issuance, execution and delivery of this Agreement, the Note and the Security Documents, if any;

|_|	certified by a general partner of Customer of the partnership agreement of Customer, and an authorization signed by all of the general partners of Customer authorizing the issuance, execution and delivery of this Agreement, the Note and the Security Documents, if any;

Term Credit Agreement Cont.

|_|	certified by a member or manager of Customer, as appropriate, of the articles of organization and operating agreement of Customer, and an authorization signed by a member or manager of Customer, as appropriate, authorizing the issuance, execution and delivery of this Agreement, the Note and the Security Documents, if any;

|_|	certified by a trustee regarding the existence, name and other matters pertaining to the Customer if it is a trust, and an authorization signed by all trustees of Customer authorizing the issuance, execution and delivery of this Agreement and the Security Documents, if any:

and a certification of the names and titles of the representatives of Customer authorized to sign this Agreement, the Note and the Security Documents, if any, together with true signatures of such representatives, and of such other matters as Lender may reasonably request.

        (d)     |_| Lender shall have received a statement of sole ownership executed by the sole proprietor.

        (e)     |_| Lender shall have received the following additional documentation executed by the trust and/or trustee: n/a.

        (f)     |_| Lender shall have received from counsel for Customer a favorable opinion satisfactory to Lender covering the matters described in sections 4(c) and 4(d), 4(e), 4(f) or 4(g), as applicable, and 4(k) of this Agreement and such other matters as Lender may reasonably request.

        (g)     |X| Lender shall have received a guaranty of payment of the Loan duly executed by ____________ _______________________________________________________________ on WBA from _________________.

        (h)     All proceedings taken by Customer in connection with the Loan, the Security Documents and other documents provided to Lender shall be satisfactory to Lender and Lender shall have received copies of all documents reasonably required by it.

        4.    Representations and Warranties. Customer represents and warrants to Lender that on the date of each advance of the Loan:

        (a)     No part of the Loan will be used for personal, family or, household purposes.

        (b)     Customer will not use any part of the proceeds of the Loan to purchase or carry any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

        (c)     The execution and delivery of this Agreement, the Note and the Security Documents, and the performance by Customer of its obligations under this Agreement, the Note and the Security Documents, are within its power, have been duly authorized by proper action on the part of Customer, are not in violation of any existing law, rule or regulation, any order, authorization or decision of any court, the articles of incorporation, bylaws, articles of organization, operating agreement, partnership agreement, trust agreement or other governing documents of Customer, as applicable, of the terms of any agreement or restriction to which Customer is a party or by which it is bound, and do not require the approval or consent of any person or entity. This Agreement, the Note and the Security Documents, when executed and delivered, will constitute the valid and binding obligations of Customer enforceable in accordance with their terms.

        (d)     |X| Customer is a corporation legally organized, validly existing and in good standing under the laws of the State of Wisconsin and is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business or its ownership of properties requires such qualification.

        (e)     |_| Customer is a n/a partnership legally organized, validly existing and in good standing under the laws of the State of n/a.

        (f)     |_| Customer is a limited liability company legally organized, validly existing and in good standing under the laws of the State of n/a and is duty qualified to do business and is in good standing in every jurisdiction in which the nature of its business or its ownership of property requires such qualification.

Term Credit Agreement Cont.

        (g)     |_| Customer is a |_| testamentary trust     n/a
                                                                                         (Probate Caption and File Number)

                |_| revocable living trust |_| irrevocable living trust     n/a
                                                                                                            (Name and Address of Trust)

                n/a     validly existing under the laws of the State of n/a      and the trust has not been revoked or terminated.

        (h)     Customer’s exact legal name is set forth following Section 19 below.

        (i)     If the Customer is an individual, the address of Customer’s principal residence is as set forth below Section 19. If Customer is an organization that has only one place of business, the address of Customer’s place of business, or if Customer has more than one place of business, then the address of Customer’s chief executive office, is as set forth below Section 19.

        (j)     All financial statements of Customer furnished to Lender were prepared in accordance with generally accepted principles of accounting consistently applied throughout the periods involved and are correct and complete as of their dates.

        (k)     (i) There is no substance which has been, is or will be present, used, stored, deposited, treated, recycled or disposed of on, under, in or about any real estate now or at any time owned or occupied by Customer (“Property”) during the period of Customer’s ownership or use of the Property in a form, quantity or manner which if known to be present on, under, in or about the Property would require clean-up, removal or some other remedial action (“Hazardous Substance”) under any federal, state or local laws, regulations, ordinances, codes or rules (“Environmental Laws”); (ii) Customer has no knowledge, after due inquiry, of any prior use or existence of any Hazardous Substance on the Property by any prior owner of or person using the Property; (iii) without limiting the generality of the foregoing, Customer has no knowledge, after due inquiry, that the Property contains asbestos, polychlorinated biphenyl components (PCBs) or underground storage tanks; (iv) there are no conditions existing currently or likely to exist during the term of this Agreement which would subject Customer to any damages, penalties, injunctive relief or clean-up costs in any governmental or regulatory action or third-party claim relating to any Hazardous Substance; (v) Customer is not subject to any court or administrative proceeding, judgment, decree, order or citation relating to any Hazardous Substance; and (vi) Customer in the past has been, at the present is, and in the future will remain in compliance with all Environmental Laws. Customer shall indemnify and hold harmless Lender, its directors, officers, employees and agents from all loss, cost (including reasonable attorneys’ fees and legal expenses), liability and damage whatsoever directly or indirectly resulting from, arising out of, or based upon (1) the presence, use, storage, deposit, treatment, recycling or disposal, at any time, of any Hazardous Substance described above on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Properly, (2) the violation or alleged violation of any Environmental Law, permit, judgment or license relating to the presence, use, storage, deposit, treatment, recycling or disposal of any Hazardous Substance on, under, in or about the Property, or the transportation of any Hazardous Substance to or from the Property, (3) the imposition of any governmental lien for the recovery of environmental clean-up costs expended under any Environmental Law, or (4) breach of this representation or warranty. Customer shall immediately notify Lender in writing of any governmental or regulatory action or third-party claim instituted or threatened in connection with any Hazardous Substance on, in, under or about the Property.

        (l)     There is no litigation or administrative proceeding pending or, to the knowledge of Customer, threatened against Customer which might result in any material adverse change in the business or condition of Customer.

        (m)     There are no unpaid wages due employees of Customer and there are no outstanding liens against assets of Customer for unpaid wages due employees of Customer.

Term Credit Agreement Cont.

        5.    Capital Adequacy. If Lender shall determine that any existing or future law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy (whether or not having the force of law) increases or would increase, from that required on the date of this Agreement, the amount of capital required or expected to be maintained by Lender, or any corporation controlling Lender, and if such increase is based upon the existence of Lender’s obligations under this Agreement and other commitments of this type, then from time to time, within ten days after demand from Lender, Customer shall pay to Lender such amount or amounts as will compensate Lender for expenses or costs required to meet such increased capital requirement. For purposes of calculating the amount of compensation required, Lender, or any corporation controlling Lender, may conclusively be deemed to have maintained the minimum amount of capital required on the date of this Agreement, and may base such compensation on the assumption that Lender (or such corporation) will need to increase its capital from such minimum amount to the new required amount. The determination of any amount to be paid by Customer under this section shall take into consideration the policies of Lender, or any corporation controlling Lender, with respect to capital adequacy and shall be based upon any reasonable method of attribution. A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender as specified in this section shall be delivered to Customer and shall be conclusive absent manifest error.

        6.    Interest Rate. Customer agrees to pay interest to Lender on the unpaid principal balance outstanding from time to time on the Loan in accordance with the Note.

        7.    Payment Schedule. Customer agrees to pay to Lender the unpaid principal balance and interest in accordance with the Note.

        8.    Covenants. Customer shall, so long as any amounts remain unpaid:

        (a)     Furnish to Lender, as soon as available, such financial information respecting Customer as Lender from time to time requests, and without request furnish lo Lender:

(i)	Within 120 days after the end of each fiscal year of Customer a balance sheet of Customer as of the close of such fiscal year and related statements of income and retained earnings and cash flow for such year all in reasonable detail and satisfactory in scope to Lender, prepared in accordance with generally accepted principles of accounting applied on a consistent basis, either |_| (1) |_| compiled |_| reviewed |_| audited by an independent certified public accountant acceptable to Lender, or |X| (2) certified by he chief financial representative of Customer, and

(ii)	Within 30 days after the end of each succeeding month a balance sheet of Customer as of the end of such month and related statements of income and retained earnings and cash flow for the period from the beginning of the fiscal year to the end of such month, prepared in accordance with generally accepted principles of accounting applied on a consistent basis, certified, subject to normal year-end adjustments, by an officer or partner of Customer.

Customer shall furnish to Lender such reports regarding the payment of wages to employees of Customer and the number of employees of Customer as Lender may from time to time request, and without request shall furnish to Lender a written report immediately upon any material increase in the number of employees of Customer, the failure of Customer to pay any wages when due to employees of Customer or the imposition of any lien against the assets of Customer for unpaid wages due employees of Customer.

        (b)     Keep complete and accurate books of records and accounts and permit any representatives of Lender to examine and copy any of the books and to visit and inspect any of Customer’s tangible or intangible properties as often as desired.

        (c)     Maintain insurance coverage in the form (together with any lender’s loss payee clause requested by Lender), amounts and with companies which would be carried by prudent management in connection with similar businesses engaged in similar activities in similar geographic areas. Without limiting this section or the requirements of any Security Document, Customer will [a] keep all its physical property insured against fire and extended coverage risks in amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, [b] maintain all such workers’ compensation and similar insurance as may be required by law and [c] maintain, in amounts and with deductibles at least equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of Customer, business interruption insurance and product liability insurance.

Term Credit Agreement Cont.

        (d)     Pay and discharge all lawful taxes, assessments and governmental charges upon Customer or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate process by Customer.

        (e)     Do all things necessary to maintain its existence, to preserve and keep in full force and effect its rights and franchises necessary to continue its business and comply with all applicable laws, regulations and ordinances.

        (f)     Timely perform and observe the following financial covenants, all calculated in accordance with generally accepted principles of accounting applied on a consistent basis:

(i)	|_| Maintain at all times an excess of current assets over current liabilities of not less than $_______________________.

(ii)	|_| Maintain at all times a tangible net worth of not less than $____________________.

(iii)	|_| Not make any expenditures for fixed or capital assets which would cause the aggregate of all such expenditures to exceed $__________ during any fiscal year.

(iv)	|_| Maintain at all times a ratio of current assets to current liabilities of not less than _____________ to one.

(v)	|_| Maintain at all times a ratio of total liabilities to tangible net worth of not greater than to ______________ to one.

        (g)     Not create or permit to exist any lien or encumbrance with respect to Customer’s properties, except liens in favor of Lender, liens for taxes if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, liens or encumbrances permitted under any Security Document and
_________________________________________________________________
(If left blank, no other permitted liens or encumbrances)

        (h)     Not take any action or permit any event to occur which materially impairs Customer’s ability to make payments under this Agreement when due. Such events include without limitation, the fact that Customer, Customer’s spouse or any surety for Customer’s obligations under this Agreement or the Note ceases to exist, dies, changes marital status or domicile or becomes insolvent or the subject of bankruptcy or insolvency proceedings or that any guaranty of Customer’s obligations under this Agreement is revoked or becomes unenforceable for any reason.

        (i)     Not change its type of organization or state under whose law it is organized as represented in Section 4(d), (e) or (f) and shall preserve its organizational existence and shall not, in one transaction or in a series of related transactions, merge into or consolidate with any other organization, change its legal structure or sell all or substantially all of its assets.

        (j)     Not change its legal name without providing at least 30 days prior written notice of the change to Lender.

        (k)     Not change its address without providing at least 30 days prior written notice of the change to Lender.

        (l)     Timely perform all duties and responsibilities imposed on Customer under Section 4(k).

        (m)     Customer shall pay all wages when due employees of Customer and shall not permit any lien to exist against the assets of Customer for unpaid wages due employees of Customer.

Term Credit Agreement Cont.

        (n)     |X| Unless otherwise consented to in writing by Lender, timely perform and observe all additional covenants described on Exhibit C.

        9.    Security Interest. The Note is secured by all existing and future security agreements, assignments and mortgages from Customer to Lender, from any guarantor of this Agreement or the Note to Lender, and from any other person to Lender providing collateral security for Customer obligations, and payment of the Loan may be accelerated according to any of them. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Customer also grants to Lender a security interest and lien in any deposit account Customer may at any time have with Lender. Lender may at any time after the occurrence of an event of default set-off any amount unpaid under the Note against any deposit balances or other money now or hereafter owed to Customer by Lender.

        10.    Default and Acceleration. Upon the occurrence of any one or more of the following events of default: (a) Customer fails to pay any amount when due under this Agreement or the Note or under any other instrument evidencing any indebtedness of Customer, (b) any representation or warranty made under this Agreement or information provided by Customer in connection with this Agreement is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Customer’s financial condition, (d) Customer fails to timely observe or perform any of the covenants or duties contained in this Agreement or the Note, (e) any guaranty of Customer’s obligations under the Note is revoked or becomes unenforceable for any reason or any such guarantor dies, ceases to exist, or becomes the subject of any bankruptcy or insolvency proceeding, or (f) an event of default occurs under any Security Document or the Note;

then, at Lender option, and upon written or verbal notice to Customer, Lender’s obligation to make the Loan under this Agreement shall terminate and the total unpaid balance shall become immediately due and payable without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Customer. Lender’s obligation to make loans under this Agreement shall automatically terminate and the total unpaid balance shall automatically become due and payable in the event Customer becomes the subject of bankruptcy or other insolvency proceedings. Lender may waive any default without waiving any other subsequent or prior default. Customer agrees to pay Lender’s costs of administration of this Agreement. Customer also agrees to pay all costs of collection before and after judgment, including reasonable attorneys’ fees (including those incurred in successful defense or settlement of any counterclaim brought by Customer or incident to any action or proceeding involving Customer brought pursuant to the United States Bankruptcy Code).

        11.    Venue. To the extent not prohibited by law, venue for any legal proceeding relating to enforcement of this Agreement or the Note shall be, at Lender’s option, the county in which Lender has its principal office in this state, the county in which Customer resides, or the county in which this Agreement was executed by Customer.

        12.    Indemnification. Customer agrees to defend, indemnify and hold harmless Lender, its directors, officers, employees and agents, from and against any and all loss, cost, expense, damage or liability (including reasonable attorneys’ fees) incurred in connection with any claim, counterclaim or proceeding brought as a result of, arising out of or relating to any transaction financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Loan or the entering into and performance of this Agreement or any document or instrument relating to this Agreement by Lender or the activities of Customer. This indemnity will survive termination of this Agreement, the repayment of the Loan and the discharge and release of any Security Documents.

        13.    Amendment. No amendment, modification, termination or waiver of any provision of this Agreement shall in any event be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purposes for which given.

        14.    Entire Agreement. This Agreement, including the Exhibits attached or referring to it, the Note and the Security Documents, are intended by Customer and Lender as a final expression of their agreement and as a complete and exclusive statement of its terms, there being no conditions to the full effectiveness of their agreement except as set forth in this Agreement, the Note and the Security Documents.

        15.    No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of the right or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

Term Credit Agreement Cont.

        16.    Notice. Except as otherwise provided in this Agreement, all notices required or provided for under this Agreement shall be in writing and mailed, sent or delivered, if to Customer, at any Customer’s last known address as shown on the records of Lender, and if to Lender, at its address shown below, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices shall be deemed duly given when delivered by hand or courier, or three business days after being deposited in the mail (including any private mail service), postage prepaid.

        17.    Persons Bound. Each of the undersigned Customers is jointly and severally liable for all Loans and other obligations under this Agreement. This Agreement shall be binding upon and inure to the benefit of Lender and Customer and their respective heirs, personal representatives, successors and assigns except that Customer may not assign or transfer any of Customer’s rights under this Agreement without the prior written consent of Lender.

        18.    Interpretation. The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin except to the extent such laws are preempted by federal law. Invalidity of any provision of this Agreement shall not affect the validity of any other provisions of this Agreement.

        19.    Other Provisions. (If no other provisions are staled below, there are no other provisions.) Customer agrees to provide Lender with a current annual audit/shareholder report within sixty (60) days of each year end.

Dated as of October 1, 2007	The Middleton Doll Company	(SEAL)
A Wisconsin Corporation
(Type of Organization)
Town Bank (SEAL)	By: /s/ Salvatore Bando	(SEAL)
(Name of Lender)	Salvatore Bando, President/CEO
By /s/ Jay C. Mack	By: /s/ Craig R. Bald	(SEAL)
Jay C. Mack	Craig R. Bald, Secretary/Treasurer/CFO
(President )	____________________________________	(SEAL)
(Title)
850 W. North Shore Drive
Hartland, WI 53029	____________________________________	(SEAL)
(Lender’s Address)
1050 Walnut Ridge Drive
Hartland, WI 53029
(Customer’s Address)